UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):		April 1, 2006

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:		(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        Effective April 1, 2006, the Board of Directors of HomeBanc Corp. (the "Company") approved amendments to the HomeBanc Corp. Sales Equity Incentive Plan (as so amended, the "Sales Equity Plan"). The purpose of the Sales Equity Plan is to link the personal interests of the mortgage bankers employed by HomeBanc Mortgage Corporation, the Company's wholly-owned subsidiary, to those of the Company's shareholders.

        The amendments to the Sales Equity Plan provide that for all service periods beginning on or after April 1, 2006, a portion of each eligible plan participant's earned commissions will be payable in restricted stock units representing the right to receive one share of the Company's common stock at a designated future date after satisfaction of applicable vesting requirements rather than restricted shares of the Company's common stock. Shares of common stock issued to participants upon conversion of the restricted stock units will be purchased in the open market. The amendments to the Sales Equity Plan did not require shareholder approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 3, 2006

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN

		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary